UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36094	52-1652138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices) (Zip Code)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCFC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 20, 2023, The Community Financial Corporation, a Maryland corporation (“TCFC” or the “Company”), held a special meeting of its shareholders (the “Special Meeting”) virtually via live audio webcast, to consider and vote upon (i) a proposal to approve the Agreement and Plan of Merger, dated as of December 14, 2022 (the “Merger Agreement”), by and between Shore Bancshares, Inc. (“SHBI”) and TCFC, and the merger of TCFC with and into SHBI (the “Merger”), with SHBI as the surviving corporation (the “Merger Proposal”), (ii) a proposal for a non-binding, advisory shareholder approval of the compensation that TCFC’s named executive officers may receive based on or otherwise relating to the Merger (the “Compensation Proposal”), and (iii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger (the “Adjournment Proposal”). As described below, there were sufficient shares of TCFC common stock present in person or by proxy and voted at the Special Meeting in favor of the Merger Proposal, and as a result, the Adjournment Proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.

On May 2, 2023, the record date for the Special Meeting, there were 5,669,274 shares of TCFC common stock issued, outstanding and entitled to vote. Shareholders holding 4,298,144 shares of TCFC common stock were present at the Special Meeting, in person or represented by proxy, constituting a quorum.

1.	Approval of the Merger Proposal*

For	Against	Abstain	Broker Non-Votes
4,225,396	69,245	3,503	–

*The affirmative vote of at least a two-thirds of the outstanding shares of TCFC common stock entitled to vote at the Special Meeting was required to approve the Merger Proposal. Abstentions and broker non-votes had the same effect as votes “against” the Merger Proposal.

2.	Approval of the Compensation Proposal**

For	Against	Abstain	Broker Non-Votes
3,982,402	207,835	107,907	–

**The affirmative vote of at least a majority of the shares of TCFC common stock cast at the Special Meeting was required to approve the Compensation Proposal. Abstentions and broker non-votes had no effect on the vote.

Item 7.01.	Regulation FD Disclosure.

On June 20, 2023, TCFC and SHBI issued a joint press release announcing that, at special meetings of their respective shareholders held on June 20, 2023, SHBI’s shareholders approved the Merger and the issuance of shares of SHBI’s common stock to the shareholders of TCFC in connection with the Merger, and TCFC’s shareholders approved (i) the Merger Proposal and (ii) the Compensation Proposal. Subject to customary closing conditions, the Merger is expected to be consummated effective as of July 1, 2023. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated into this Item 7.01 by reference.

Information contained in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number
99.1	Joint Press Release, dated June 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION (Registrant)

Date: June 20, 2023	By:	/s/ James M. Burke
James M. Burke
President and Chief Executive Officer